Exhibit 16.1

December 21, 2011

Raymond Chabot Grant Thornton LLP Suite 2000 National Bank Tower 600 De La Gauchetière Street West Montréal, Quebec H3B 4L8

U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549	Telephone: 514-878-2691 Fax: 514-878-2127 www.rcgt.com

Subject:	Aptalis Pharma Inc.
File No. 333-153896

Dear Sir, Madam

We have read Item 4.01 of Form 8-K of Aptalis Pharma Inc. dated December 21, 2011, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Chartered Accountants

Chartered Accountants

Member of Grant Thornton International Ltd